CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

      We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Mercury Pan-European Growth Fund of Mercury Funds, Inc. filed as part of Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-56205) and to the use of our opinion of counsel, incorporated by reference to Exhibit 9 to Pre Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 333-56205).

/s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

Swidler Berlin Shereff Friedman, LLP

New York, New York

September 12, 2000